EXHIBIT 1


                          MINUTES OF A MEETING OF THE
               BOARD OF DIRECTORS OF LEGALPLAY ENTERTAINMENT INC.
                       HELD ON THE 15th DAY OF JULY, 2005


The following resolutions were passed by the Board of Directors of LEGALPLAY ENTERTAINMENT INC. (the "Corporation") having been consented to and adopted in writing by all the Directors of the Corporation as at July 15th 2005.

SHARES FOR DEBT EXCHANGE WITH CREDITORS:
----------------------------------------

     Cecil Morris                               650,000
     John Edwin Page                            250,000

TOTAL SHARES TO BE ISSUED FOR DEBT:             900,000
-----------------------------------

WHEREAS the Corporation is indebted and will be indebted to persons for their performance of duties and services to the Corporation as described above;

AND WHEREAS the Corporation wishes to compensate the abovementioned persons for their duties and services to the Corporation;

AND WHEREAS the creditor(s) are willing to be reimbursed in settlement of their outstanding debts owed in the aggregate of US$9,000.00 in exchange for common shares of the Corporation and an agreement has been reached to value the settlement or payment at an exchange per common share price of $0.01;

THEREFORE IT BE RESOLVED that the Corporation issue NINE HUNDRED THOUSAND (900,000) shares representing 2.71% to the Creditors and agents in settlement of debts owed and to be paid for future considerations at an exchange price per common share of $0.01. These shares will be issued under the conditions of Rule 144 and are to contain an appropriate restrictive legend.

AND FURTHER RESOLVED, that the President of LegalPlay Entertainment Inc. is instructed to notify the Transfer Agent, Interwest Transfer Company, Inc. to effect the issuance of the shares.

Effective this 15th day of July, 2005.



/s/ Cecil Morris                                /s/ John Page
--------------------------------                --------------------------------
Cecil Morris, Director                          John (Jack) Edwin Page, Director




Accepted for filing in the Corporation's
records this 15th day of July, 2005.            /s/ Cecil Morris
                                                --------------------------------
                                                Cecil Morris, President